PROMISSORY NOTE

                                                            January __, 1996

$125,000.00


                  FOR VALUE RECEIVED PRO FITNESS, L.L.C., a New York limited liability company, having an address at 5 High Ridge Park, Stamford, Connecticut 06906 ("Maker"), hereby covenants and promises to pay to PROFESSIONAL SPORTS CARE MANAGEMENT, INC., a Delaware corporation, having an address at 550 Mamaroneck Avenue, Harrison, New York 10528 ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000.00), lawful money of the United States of America together with interest on the unpaid principal balance at the lowest applicable federal interest rate as defined in ss.1274 of the Internal Revenue Code.

                           Maker covenants and agrees with Payee as follows:

                  1. Accrued interest under this Note shall be due and payable on January 1, of each year commencing January 1, 1997.

                  2. In the event any payment due hereunder shall not be paid on the date when due, such payment shall bear interest at the lesser of [twenty percent] per annum or the highest lawful rate permitted under applicable law, from the date when such payment was due until paid. In addition, Maker shall pay a late payment premium of [five (5%)] percent of any principal or interest payment made more than [ten (10)] days after the due date thereof, which premium shall be paid with such late payment. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder. The obligations of Maker under this Note are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by Payee would be contrary to the provisions of law applicable to Payee limiting the maximum rate of interest which may be charged or collected by Payee.

                  3. The holder of this Note may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if Maker fails to pay any installment of principal or interest due under this Note within ten (10) days after notice from the holder of this Note that such installment has not been paid as of the date when due.

                  4. Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note. Maker and all guarantors, endorsers and sureties consent that the holder of this Note at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

                  5. If not sooner paid, the entire amount of principal and interest under this Note shall be due and payable upon the dissolution or sale of Maker or upon the sale of Payee's ownership interest in Maker to Minutemen, Inc.

                  6. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently given or made if given by personal service or by certified or registered mail, return receipt



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requested, addressed, if to Maker, at Maker's address first above written, or if to Payee, at Payee's address first above written. Either party may change address by like notice to the other party.

                  7. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of Connecticut.

                           IN WITNESS WHEREOF Maker has executed this Note on
the date first above written.



ATTEST:                                     PRO FITNESS, L.L.C.


By:                                     By:
    -------------------------------         -------------------------------
    Manager                                 Executive Director


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